Exhibit 99.3

SHARE CHARGE

This SHARE CHARGE, dated as of ____________, 2026 (this “Agreement”), is made by and between (1) Blazing Success Holdings Limited, a British Virgin Islands company (Company No. 2103914), with its registered office at Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola, VG1110, British Virgin Islands (“Blazing Success”); and (2) Ocean Empire Group Limited, a British Virgin Islands company (Company No. 2109752), with its registered office at Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola, VG1110, British Virgin Islands (“Ocean Empire”; Blazing Success and Ocean Empire each a “Pledgor” and together, jointly and severally, the “Pledgor”), in favor of LHS Prime Limited, a British Virgin Islands corporation having an address at Mandar House, 3rd Floor, Johnson’s Ghut, Tortola, British Virgin Islands (the “Secured Party”).

WHEREAS, the Pledgor is the legal and beneficial owner of certain issued and outstanding shares of Grande Holding Limited (the “Shares”) (“Company”), a company organized under the laws of the Cayman Islands;

WHEREAS, the Pledgor has executed that certain Promissory Note (the “Note”), dated of even date herewith, in favor of the Secured Party, whereby the Pledgor agreed to pay the Secured Party the principal sum of $9,500,000.00 together with interest on the unpaid principal balance at the rate and on the terms provided therein (collectively, the “Note Amount”); and

Whereas, the Pledgor has agreed to pledge 100 Shares, representing 100 percent (100%) of the total issued and outstanding shares of Grande Holding Limited, together with any securities received by the Pledgor in connection with any merger or reorganization with respect to such shares (the “Pledged Shares”), to the Secured Party pursuant to the terms of the Note, and to enter into this Agreement in order to secure all of the Secured Obligations (as defined below).

NOW, THEREFORE, in consideration of the mutual covenants, terms and conditions set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Definitions

For purposes of this Agreement, the following terms shall have the following meanings:

“Business Day” means any day other than a Saturday, Sunday or other day on which banking institutions in Hong Kong are authorized or required by law to close.

“Event of Default” means any “Event of Default” as defined in Section 6 of the Note, and in any event the Pledgor’s failure to pay the Note Amount by the Maturity Date.

“Event of Enforcement” means the occurrence of an Event of Default.

“Indebtedness” means, with respect to any Person, all liabilities in respect of: (a) borrowed money; (b) indebtedness evidenced by bonds, notes, debentures or similar instruments (c) capitalized lease obligations; (d) the deferred purchase price of assets, services or securities (other than ordinary trade accounts payable); (e) conditional sale or other title retention agreements; (f) the factoring or discounting of accounts receivable; (g) swap or hedging agreements or arrangements, (h) reimbursement obligations, whether contingent or matured, with respect to letters of credit, bankers’ acceptances, bank overdrafts, surety bonds, other financial guarantees and interest rate protection agreements (without duplication of other indebtedness supported or guaranteed thereby); (i) interest, premium, penalties and other amounts owing in respect of the items described in the foregoing clauses (a) through (h), (j) all Indebtedness of the types referred to in clauses (a) through (b) guaranteed in any manner by such Person; (k) any unfunded pension liabilities; and (l) any so-called “change of control” payments.

“Maturity Date” has the meaning as ascribed to it in the Note.

“Person” means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated association, corporation, limited liability company, entity or governmental authority, in each case including, without limitation, such Person’s successors and permitted assigns.

“Proceeds” means all dividends or other income from the Pledged Shares, collections thereon or distributions with respect thereto.

“Registered Agent” means Appleby Global Services (Cayman) Limited, the registered office provider of the Company in the Cayman Islands.

2. Pledge. The Pledgor hereby pledges, assigns and grants to the Secured Party, and hereby creates a continuing first priority lien and security interest, and a first-ranking equitable mortgage and fixed charge under the laws of the Cayman Islands, in favor of the Secured Party in and to all of its right, title and interest in and to the following, wherever located, whether now existing or hereafter from time to time arising or acquired (collectively, the “Collateral”):

(a) the Pledged Shares; and

(b) all Proceeds and products of the foregoing, all books and records relating to the foregoing, all supporting obligations related thereto, and all accessions to, substitutions and replacements for, and profits and products of, each of the foregoing, and any and all Proceeds of any insurance, indemnity, warranty or guaranty payable to the Pledgor from time to time with respect to any of the foregoing.

The Pledgor has, concurrently herewith, delivered to the Secured Party (i) share certificates evidencing the Pledged Shares and (ii) the appropriate instrument of transfer (the “Stock Power”) executed in blank in the form of Exhibit A, attached hereto.

3. Secured Obligations. The Collateral secures the due and prompt payment and performance of:

(a) the obligations of the Pledgor from time to time arising under this Agreement or otherwise with respect to the due and prompt payment of any and all obligations, liabilities and Indebtedness of the Pledgor to the Secured Party pursuant to the terms of the Note; and

(b) all other covenants, duties, debts, obligations and liabilities of any kind of the Pledgor under or in respect of this Agreement or any other document made, delivered or given in connection with any of the foregoing or otherwise in connection with the principal, interest or any other claims relating to the Note, in each case whether evidenced by a note or other writing, whether allowed in any bankruptcy, insolvency, receivership or other similar proceeding, whether arising from an extension of credit, issuance of a letter of credit, acceptance, loan, guaranty, indemnification or otherwise, and whether primary, secondary, direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, fixed or otherwise (all such obligations, covenants, duties, debts, liabilities, sums and expenses set forth in Section 3 being herein collectively called the “Secured Obligations”).

4. Perfection of Pledge

(a) The Pledgor shall, from time to time, as may be required by the Secured Party with respect to all Collateral, immediately take all actions as may be requested by the Secured Party to perfect the security interest of the Secured Party in the Collateral, the Pledgor shall immediately take all actions as may be requested from time to time by the Secured Party so that the Secured Party obtains and retains possession of the share certificates and duly executed undated instruments of transfer in respect of such Collateral. All of the foregoing shall be at the sole cost and expense of the Pledgor.

(b) The Pledgor shall procure that the charge created by this Agreement is (i) entered in the Company’s register of mortgages and charges maintained under section 54 of the Companies Act (As Revised) of the Cayman Islands, and (ii) noted on the Company’s register of members, and shall deliver to the Secured Party the original share certificate(s), the executed undated instruments of transfer and the Stock Power. The Pledgor agrees to provide all information required by the Secured Party pursuant to this Section promptly to the Secured Party upon request.

5.  Representations and Warranties. The Pledgor represents and warrants as follows:

(a) The Pledged Shares have been duly authorized and validly issued, are fully paid and non-assessable and are not subject to any options to purchase or similar rights.

(b) At the time the Collateral becomes subject to the lien and security interest created by this Agreement, (i) each Pledgor will be the sole, direct, legal and beneficial owner of the Pledged Shares registered in its name (the Pledgors together owning all of the issued shares of the Company), free and clear of any lien, security interest, encumbrance, claim, option or right of others except for the security interest created by this Agreement and (ii) Grande Holding Limited will be the sole, direct, legal and beneficial owner of ordinary shares, par value US$0.00001 per share, of Grande Group Limited (NASDAQ: GRAN) (the “Shares”), free and clear of any lien, security interest, encumbrance, claim, option or right of others.

(c) The pledge of the Collateral pursuant to this Agreement creates a valid and perfected first priority security interest in the Collateral, securing the payment and performance when due of the Secured Obligations.

(d) The Pledgor has full power, authority and legal right to pledge the Collateral pursuant to this Agreement.

(e) This Agreement has been duly executed and delivered by the Pledgor and constitutes a legal, valid and binding obligation of the Pledgor enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and subject to equitable principles (regardless of whether enforcement is sought in equity or at law).

(f) No authorization, approval, or other action by, and no notice to or filing with, any governmental authority, regulatory body or any other entity is required for the pledge by the Pledgor of the Collateral pursuant to this Agreement or for the execution and delivery of this Agreement by the Pledgor or the performance by the Pledgor of its obligations hereunder.

(g) The execution and delivery of this Agreement and the performance by the Pledgor of its obligations hereunder, will not violate any provision of any applicable law or regulation or any order, judgment, writ, award or decree of any court, arbitrator or governmental authority, domestic or foreign, applicable to the Pledgor, as applicable, or any of their respective property, or the organizational or governing documents of the Pledgor or any agreement or instrument to which the Pledgor is party or by which it or its property is bound.

(h) The Pledgor has taken all action required on its part for possession of and title to have been obtained by the Secured Party over all Collateral in respect of which such possession may be obtained. No person other than the Secured Party has possession of all or any part of the Collateral. Without limiting the foregoing, all certificates, agreements or instruments representing or evidencing the Pledged Shares in existence on the date hereof have been delivered to the Secured Party in suitable form for transfer by delivery or accompanied by duly executed instruments of transfer or assignment in blank. The Pledgor has duly executed undated instruments of transfer for the Pledged Shares, the date of which is left blank but is hereby authorized by the Pledgor to be completed by any representative of the Secured Party solely for the purpose of enforcing the security by sale or transfer of the Pledged Shares following an Event of Enforcement. Any such transfer of the Pledged Shares to the Secured Party following an Event of Enforcement shall be made, and accepted by the Secured Party, in full and final satisfaction of the Secured Obligations (the Pledgor satisfying the Secured Obligations by the transfer of the Pledged Shares only, and not in cash), and the Secured Party shall have no recourse to the Pledgor for any deficiency or shortfall. Until an Event of Enforcement occurs, the Pledgor may repay the Note Amount in cash and redeem the Pledged Shares, and nothing in this Agreement shall operate as a clog or fetter on the Pledgor’s equity of redemption.

6. Dividends and Voting Rights; Appointment of Director

(a) The Secured Party agrees that unless any Event of Enforcement shall have occurred, the Pledgor may, to the extent the Pledgor has such right as a holder of the Pledged Shares, vote and give consents, ratifications and waivers with respect thereto.

(b) The Secured Party agrees that the Pledgor may, unless an Event of Enforcement shall have occurred, receive and retain all cash dividends and other distributions with respect to the Pledged Shares.

7. Further Assurances and covenant

(a) The Pledgor shall, at its own cost and expense, defend title to the Collateral and the first priority lien and security interest of the Secured Party therein against the claim of any person claiming against or through the Pledgor and shall maintain and preserve such perfected first priority security interest for so long as this Agreement shall remain in effect.

(b) The Pledgor agrees that at any time and from time to time, at the expense of the Pledgor, the Pledgor shall promptly execute and deliver all further instruments and documents, obtain such agreements from third parties, and take all further action, that may be necessary or desirable, or that the Secured Party may reasonably request, in order to perfect and protect any security interest granted hereby or to enable the Secured Party to exercise and enforce its rights and remedies hereunder or under any other agreement with respect to any Collateral.

(c) The Pledgor shall not, without providing at least 30 days’ prior written notice to the Secured Party, change its legal name or identity. The Pledgor shall, prior to any change described in the preceding sentence, take all actions reasonably requested by the Secured Party to maintain the perfection and priority of the Secured Party’s security interest in the Collateral.

(d) Before the Secured Obligations have been paid and performed in full, the Pledgor shall cause not to voluntarily replace the Registered Agent, or in the event the Registered Agent resigns or otherwise becomes unable to act as the Company’s registered agent, to only replace the Registered Agent with another registered agent that has agreed in writing to accept the forms of the Stock Power.

(e) Before the Secured Obligations have been paid and performed in full, the Pledgor shall cause not to:

(i) make any change to its authorized or issued equity interests, or issue, deliver or sell, or authorize or propose the issuance, delivery, sale or grant of (X) any of its equity interests, (Y) any securities convertible into its equity interests, or (Z) any rights, warrants, calls, subscriptions or options to acquire its equity interests or synthetic equity, or purchase, redeem, retire or make any other acquisition of any equity interests or other securities;

(ii) amend its memorandum of association or articles of association;

(iii) incur, assume or guarantee any Indebtedness or guarantee any Indebtedness, or issue or sell any debt securities or warrants or rights to acquire any debt securities, or guarantee any debt securities of others;

(iv) declare, set aside, or pay any dividends or otherwise make any distribution or payment, on or in respect of its equity interests, or redeem, purchase or otherwise acquire (i) its equity interests, (ii) any securities convertible into its equity interests or (iii) any rights, warrants, calls, subscriptions or options to acquire its equity interests; or

(v) sell, lease, transfer, license, encumber or otherwise dispose of, or agree to sell, lease, license, encumber or otherwise dispose of, any of the Pledged Shares.

8. Transfers and Other Liens. The Pledgor agrees that it will not sell, offer to sell, dispose of, convey, assign or otherwise transfer, grant any option with respect to, restrict, or grant, create, permit or suffer to exist any mortgage, pledge, lien, security interest, option, right of first offer, encumbrance or other restriction or limitation of any nature whatsoever on, any of the Collateral or any interest therein except as expressly provided for herein or with the prior written consent of the Secured Party. Immediately upon the signing of this Agreement, the Pledgor agrees to notify the Registered Agent of the pledge of the Pledged Shares and take all such actions as required under Section 4 hereof to perfect the pledge of the Pledged Shares.

9. Secured Party Appointed Attorney-in-Fact. The Pledgor hereby appoints the Secured Party the Pledgor’s attorney-in-fact, with full authority in the place and stead of the Pledgor and in the name of the Pledgor or otherwise, upon the Event of Enforcement in the Secured Party’s discretion to take any action and to execute any instrument which the Secured Party may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation, to instruct the Registered Agent on behalf of the Pledgor to transfer the Pledged Shares to the Secured Party or any party designated by the Secured Party, to instruct the Registered Agent to register the Secured Party or any party designated by the Secured Party as the owner of the Pledged Shares, to execute on behalf of the Pledgor, and provide to the Registered Agent, any agreement, instrument, confirmation, verification or other documents or statements as may be requested by the Registered Agent to effectuate the transfer of the Pledged Shares pursuant to the Secured Party’s instructions, to receive, endorse and collect all instruments made payable to the Pledgor representing any dividend, interest payment or other distribution in respect of the Collateral or any part thereof and to give full discharge for the same (but the Secured Party shall not be obligated to and shall have no liability to the Pledgor or any third party for failure to do so or take action). Such appointment, being coupled with an interest, shall be irrevocable. The Pledgor hereby ratifies all that said attorneys-in-fact shall lawfully do or cause to be done by virtue hereof. Any transfer of the Pledged Shares to the Secured Party effected under this Section following an Event of Enforcement shall be in full and final satisfaction of the Secured Obligations, the Secured Party having no recourse to the Pledgor for any deficiency; and the foregoing power shall not be exercised, and no transfer shall be effected hereunder, before an Event of Enforcement has occurred.

10. Secured Party May Perform. If the Pledgor fails to perform any obligation contained in this Agreement, the Secured Party may itself perform, or cause performance of, such obligation for and on behalf of the Pledgor, including but not limited to the obligations set forth under Section 4 hereof, and the expenses of the Secured Party incurred in connection therewith shall be payable by the Pledgor; provided that the Secured Party shall not be required to perform or discharge any obligation of the Pledgor. The Pledgor hereby appoints the Secured Party the Pledgor’s attorney-in-fact, with full authority in the place and stead of the Pledgor and in the name of the Pledgor or otherwise, in the Secured Party’s discretion to take any action and to execute any instrument which the Secured Party may deem necessary or advisable to accomplish the purposes of this Section 10.

11. Reasonable Care. The Secured Party shall have no duty with respect to the care and preservation of the Collateral beyond the exercise of reasonable care, and as further described below. The Secured Party shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which the Secured Party accords its own property, it being understood that the Secured Party shall not have any responsibility for (a) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not the Secured Party has or is deemed to have knowledge of such matters, or (b) taking any necessary steps to preserve rights against any parties with respect to any Collateral. Nothing set forth in this Agreement, nor the exercise by the Secured Party of any of the rights and remedies hereunder, shall relieve the Pledgor from the performance of any obligation on the Pledgor’s part to be performed or observed in respect of any of the Collateral.

12. If any Event of Enforcement shall have occurred:

(a) The Secured Party may, without any other notice to or demand upon the Pledgor, assert all rights and remedies of a secured party under the Applicable Laws, including, without limitation, the right to take possession of, hold, collect, sell, lease, deliver, grant options to purchase or otherwise retain, liquidate or dispose of all or any portion of the Collateral. If notice prior to disposition of the Collateral or any portion thereof is necessary under Applicable Laws, written notice mailed to the Pledgor at its notice address as provided in Section 16 hereof ten (10) days prior to the date of such disposition shall constitute reasonable notice, but notice given in any other reasonable manner shall be sufficient. The Secured Party may sell such Collateral on such terms and to such purchaser(s) as the Secured Party in its absolute discretion may choose, without assuming any credit risk and without any obligation to advertise or give notice of any kind other than that necessary under the Applicable Laws. Without precluding any other methods of sale, the sale of the Collateral or any portion thereof shall have been made in a commercially reasonable manner if conducted in conformity with reasonable commercial practices of creditors disposing of similar property. At any sale of the Collateral, if permitted by the Applicable Laws, the Secured Party may be the purchaser, licensee, assignee or recipient of the Collateral or any part thereof and shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold, assigned or licensed at such sale, to use and apply any of the Secured Obligations as a credit on account of the purchase price of the Collateral or any part thereof payable at such sale. To the extent permitted by the Applicable Law, the Pledgor waives all claims, damages and demands it may acquire against the Secured Party arising out of the exercise by it of any rights hereunder. The Pledgor hereby waives and releases to the fullest extent permitted by law any right or equity of redemption with respect to the Collateral, whether before or after sale hereunder, and all rights, if any, of marshalling the Collateral and any other security for the Secured Obligations or otherwise. At any such sale, unless prohibited by the Applicable Laws, the Secured Party or any custodian may bid for and purchase all or any part of the Collateral so sold free from any such right or equity of redemption. Neither the Secured Party nor any custodian shall be liable for failure to collect or realize upon any or all of the Collateral or for any delay in so doing, nor shall it be under any obligation to take any action whatsoever with regard thereto. The Secured Party shall not be obligated to clean-up or otherwise prepare the Collateral for sale. All cash Proceeds received by the Secured Party in respect of any sale of, collection from, or other realization upon all or any part of the Collateral shall be the property of the Secured Party.

(b) All rights of the Pledgor to (i) exercise the voting and other consensual rights it would otherwise be entitled to exercise pursuant to Section 6(a) and (ii) receive the dividends and other distributions which it would otherwise be entitled to receive and retain pursuant to Section 6(b), shall immediately cease, and all such rights shall thereupon become vested in the Secured Party, which shall have the sole right to exercise such voting and other consensual rights and receive and hold such dividends and other distributions as Collateral.

(c) If the Secured Party shall determine to exercise its rights to sell all or any of the Collateral pursuant to this Section, the Pledgor agrees that, upon request of the Secured Party, the Pledgor will, at its own expense, do or cause to be done all such acts and things as may be necessary to make such sale of the Collateral or any part thereof valid and binding and in compliance with applicable law.

(d) The Secured Party’s sole recourse for the Secured Obligations shall be against the Collateral, and the Secured Party shall have no right to recover any deficiency or shortfall from the Pledgor personally

13. No Waiver and Cumulative Remedies. The Secured Party shall not by any act, delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in the Event of Enforcement. All rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies provided by law.

14. Security Interest Absolute. The Pledgor hereby waives demand, notice, protest, notice of acceptance of this Agreement, notice of loans made, credit extended, Collateral received or delivered or other action taken in reliance hereon and all other demands and notices of any description. All rights of the Secured Party and liens and security interests hereunder, and all Secured Obligations of the Pledgor hereunder, shall be absolute and unconditional irrespective of:

(a) any change in the time, place or manner of payment of, or in any other term of, the Secured Obligations, or any rescission, waiver, amendment or other modification of the Note, this Agreement or any other agreement, including any increase in the Secured Obligations resulting from any extension of additional credit or otherwise;

(b) any taking, exchange, substitution, release, impairment or non-perfection of any Collateral or any other collateral, or any taking, release, impairment, amendment, waiver or other modification of any guaranty, for all or any of the Secured Obligations;

(c) any manner of sale, disposition or application of proceeds of any Collateral or any other collateral or other assets to all or part of the Secured Obligations;

(d) any default, failure or delay, willful or otherwise, in the performance of the Secured Obligations;

(e) any defense, set-off or counterclaim (other than a defense of payment or performance) that may at any time be available to, or be asserted by, the Pledgor against the Secured Party; or

(f) any other circumstance (including, without limitation, any statute of limitations) or manner of administering the Note Amount or any existence of or reliance on any representation by the Secured Party that might vary the risk of the Pledgor or otherwise operate as a defense available to, or a legal or equitable discharge of, the Pledgor or any other grantor, guarantor or surety.

15. Amendments.  None of the terms or provisions of this Agreement may be amended, modified, supplemented, terminated or waived, and no consent to any departure by the Pledgor therefrom shall be effective unless the same shall be in writing and signed by the Secured Party and the Pledgor, and then such amendment, modification, supplement, waiver or consent shall be effective only in the specific instance and for the specific purpose for which made or given.

16. Addresses For Notices. All notices and other communications provided for in this Agreement shall be in writing and shall be given in the manner and become effective as set forth on the signature page of this Agreement, and addressed to the respective parties at their addresses as specified on the signature pages hereof or as to either party at such other address as shall be designated by such party in a written notice to each other party.

17. Continuing Security Interest; Further Actions. This Agreement shall create a continuing first priority lien and security interest in the Collateral and shall (a) subject to Section 18, remain in full force and effect until payment and performance in full of the Secured Obligations, (b) be binding upon the Pledgor, its successors and assigns, and (c) inure to the benefit of the Secured Party and its successors, transferees and assigns; provided that the Pledgor may not assign or otherwise transfer any of its rights or obligations under this Agreement without the prior written consent of the Secured Party.

18. Termination; Release. On the date on which all Secured Obligations have been paid and performed in full, the Secured Party will, at the request and sole expense of the Pledgor, (a) duly assign, transfer and deliver to or at the direction of the Pledgor (without recourse and without any representation or warranty) such of the Collateral as may then remain in the possession of the Secured Party, together with any monies at the time held by the Secured Party hereunder, and (b) execute and deliver to the Pledgor a proper instrument or instruments acknowledging the satisfaction and termination of this Agreement.

19. GOVERNING LAW; DISPUTE RESOLUTION.

(a)	This Agreement and all questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the laws of the Cayman Islands.

(b)	Any dispute, controversy or claim arising out of or relating to this Agreement, including its existence, validity, interpretation, performance, breach or termination, shall be referred to and finally resolved by arbitration administered by the Hong Kong International Arbitration Centre (HKIAC) under the HKIAC Administered Arbitration Rules in force when the notice of arbitration is submitted. The seat of arbitration shall be the Cayman Islands; the number of arbitrators shall be three (3), one nominated by the claimant, one by the respondent, and the third (who shall act as presiding arbitrator) by the two party-nominated arbitrators; the language of the arbitration shall be English. The award shall be final and binding on the parties. Notwithstanding the foregoing, nothing in this Section shall prevent the Secured Party from seeking interim, conservatory or injunctive relief, or from enforcing the security constituted by this Agreement (including any power of sale or appointment of a receiver), before any court of competent jurisdiction.

20. Service of Process. In addition to any method of service provided by law, the Pledgor agrees that the Secured Party may serve process on the Pledgor in any dispute arising out of or relating to this Agreement or seeking to enforce this Agreement or collect the balance due under this Agreement by sending that process to the Pledgor at the address as specified on the signature pages (or at any subsequent address that the Pledgor provides to the Secured Party as described in this paragraph) by Federal Express, DHL or another reputable overnight courier. Service of process in that manner shall be effective the day after the Secured Party sends it. The Pledgor shall provide notice in writing to the Secured Party of any change of address on or before the date that change of address takes effect. Any notice of change of address shall be sent by the Pledgor by Federal Express, DHL or another reputable overnight courier addressed to the Secured Party at the address as specified on the signature pages. The Pledgor waives all defenses to service of process, including defenses of improper or insufficient service of process, if the Pledgor is served under this provision.

21. Counterparts and Entire Agreement. This Agreement may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart. Delivery of an executed signature page of this Agreement by facsimile transmission or by electronic transmission shall be as effective as delivery of a manually executed counterpart hereof. This Agreement constitutes the entire contract among the parties with respect to the subject matter hereof and supersede all previous agreements and understandings, oral or written, with respect thereto.

22. Invalidity. If any provision of this Agreement or application thereof is held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions hereof will not be affected thereby, and each provision of this Agreement will be valid and enforceable to the fullest extent permitted by law.

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IN WITNESS WHEREOF, the parties hereto have executed the Share Charge as of the date first above written. Each Pledgor executes a separate counterpart of this Agreement, and the Pledgors are jointly and severally liable for the Secured Obligations.

Blazing Success Holdings Limited, as Pledgor

By:
Title:	Director

Address for notices:

Ocean Empire Group Limited, as Pledgor

By:
Title:	Director

Address for notices:

IN WITNESS WHEREOF, the parties hereto have executed the Share Charge as of the date first above written.

, as Secured Party

By:
Title:
Address for notices:

EXHIBIT A

STOCK power

This instrument of transfer is delivered undated by way of security and is to be completed and dated by the Secured Party, and the transfer effected, only upon an Event of Enforcement; any such transfer shall be made and accepted in full and final satisfaction of the Secured Obligations and without recourse to the Pledgor for any deficiency.

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto LHS Prime Limited (the “Secured Party”), a company organized under the laws of British Virgin Islands, ordinary shares of Grande Holding Limited (the “Company”) standing in the name of the undersigned on the books of the Company; and the undersigned does hereby irrevocably constitute and appoint the Secured Party as attorney to transfer such stock on the books of the Company with full power of substitution.

Dated:

By:
Title:	Director